Exhibit 4.3

ENERGY TRANSFER PARTNERS, L.P.

TO

U.S. BANK NATIONAL ASSOCIATION,

As Trustee

Indenture

Dated as of June 24, 2013

ENERGY TRANSFER PARTNERS, L.P.

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939

AND INDENTURE, DATED AS OF June 24, 2013

Section of Trust Indenture Act of 1939		Section(s) of Indenture
Section 310	(a)(1)	710
	(a)(2)	710
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	710
	(b)	708, 710
Section 311	(a)	711
	(b)	711
	(c)	Not Applicable
Section 312	(a)	207
	(b)	1103
	(c)	1103
Section 313	(a)	706
	(b)	706
	(c)	706
	(d)	706
Section 314	(a)	403, 404
	(b)	Not Applicable
	(c)(1)	1104
	(c)(2)	1104
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1105
Section 315	(a)	701(b)
	(b)	705
	(c)	701(a)
	(d)	701(c)
	(d)(1)	701(c)(1)
	(d)(2)	701(c)(2)
	(d)(3)	701(c)(3)
	(e)	1105
Section 316	(a)(1)(A)	605
	(a)(1)(B)	604
	(a)(2)	Not Applicable
	(a) (last sentence)	211
	(b)	607
	(c)	904
Section 317	(a)(1)	608
	(a)(2)	609
	(b)	206
Section 318	(a)	1101

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

ii

Section 709.	Successor Trustee by Merger, etc.	45
Section 710.	Eligibility; Disqualification	45
Section 711.	Preferential Collection of Claims Against the Partnership	46

Article Eight Defeasance and Covenant Defeasance		46

Section 801.	Applicability of Article	46
Section 802.	Satisfaction and Discharge of Indenture; Defeasance	46
Section 803.	Conditions of Defeasance	47
Section 804.	Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions	48

Article Nine Supplemental Indentures and Amendments		49

Section 901.	Without Consent of Holders	49
Section 902.	With Consent of Holders	50
Section 903.	Compliance with Trust Indenture Act	52
Section 904.	Revocation and Effect of Consents	52
Section 905.	Notation on or Exchange of Debt Securities	52
Section 906.	Trustee to Sign Amendments, etc.	53

Article Ten Subordination of Subordinated Securities		53

Section 1001.	Agreement to Subordinate	53
Section 1002.	Payment on Dissolution, Liquidation or Reorganization; Default on Senior Indebtedness	53
Section 1003.	Payment Prior to Dissolution or Default	56
Section 1004.	Securityholders Authorize Trustee to Effectuate Subordination of Securities	56
Section 1005.	Right of Trustee to Hold Senior Indebtedness	56
Section 1006.	Article Ten Not to Prevent Events of Default	57
Section 1007.	No Fiduciary Duty of Trustee to Holders of Senior Indebtedness	57

Article Eleven Miscellaneous		57

Section 1101.	Trust Indenture Act Controls	57
Section 1102.	Notices	57
Section 1103.	Communication by Holders with Other Holders	58
Section 1104.	Certificate and Opinion as to Conditions Precedent	59
Section 1105.	Statements Required in Certificate or Opinion	59
Section 1106.	Rules by Trustee and Agents	59
Section 1107.	Legal Holidays	59
Section 1108.	Governing Law	60
Section 1109.	No Adverse Interpretation of Other Agreements	60
Section 1110.	Successors	60
Section 1111.	Severability	60
Section 1112.	Counterpart Originals	60
Section 1113.	Table of Contents, Headings, etc.	60

iii

INDENTURE dated as of June 24, 2013 among Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

The Partnership has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Partnership’s debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (herein called the “Debt Securities”), as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Partnership, in accordance with its terms, have been done.

Article One

Definitions and Incorporation by Reference

Section 101. Definitions

“Additional Amounts” means any additional amounts required by the express terms of a Debt Security or by or pursuant to a Board Resolution, under circumstances specified therein or pursuant thereto, to be paid by the Partnership with respect to certain taxes, assessments or other governmental charges imposed on certain Holders and that are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors,” means the Board of Directors of Energy Transfer Partners, L.L.C., the general partner of the General Partner or any authorized committee of the Board of Directors of Energy Transfer Partners, L.L.C. or any directors and/or officers of Energy Transfer Partners, L.L.C. to whom such Board of Directors or such committee shall have duly delegated its authority to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Energy Transfer Partners, L.L.C. to have been duly adopted by the Board of Directors of Energy Transfer Partners, L.L.C. and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day that is not a Legal Holiday.

“Corporate Trust Office of the Trustee” means the office of the Trustee located at 5847 San Felipe, Suite 1050, Houston, Texas 77057, Attention: Corporate Trust Group, and as may be located at such other address as the Trustee may give notice to the Partnership.

“Debt” of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money and any guarantee thereof.

“Debt Securities” has the meaning stated in the preamble of this Indenture and more particularly means any Debt Securities authenticated and delivered under this Indenture.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Debt Securities of any series issuable or issued in whole or in part in global form, the Person specified pursuant to Section 201 hereof as the initial Depositary with respect to the Debt Securities of such series, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Energy Transfer Partners, L.L.C.” means Energy Transfer Partners, L.L.C., a Delaware limited liability company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“General Partner” means Energy Transfer Partners GP, L.P., a Delaware limited partnership, and its successors as general partner of the Partnership.

“Government Obligations” means, with respect to a series of Debt Securities, direct obligations of the government that issues the currency in which the Debt Securities of the series are payable for the payment of which the full faith and credit of such government is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government.

“Holder” means a Person in whose name a Debt Security is registered.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof, and includes the terms of a particular series of Debt Securities established as contemplated by Section 201.

“interest” means, with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Debt Security, shall have the meaning assigned to such term in the Debt Security as contemplated by Section 201.

“Issue Date” means, with respect to Debt Securities of a series, the date on which the Debt Securities of such series are originally issued under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of The City of New York, New York or a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed.

“Maturity” means, with respect to any Debt Security, the date on which the principal of such Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.

“Officer” means the Chairman of the Board, any Chief Executive Officer, the President, any Vice Chairman of the Board, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

“Officers’ Certificate” means a certificate signed by two Officers of a Person.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Partnership or the Trustee.

“Original Issue Discount Security” means any Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 602.

“Partnership” means the Person named as the “Partnership” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Partnership” shall mean such successor Person; provided, however, that for purposes of any provision contained herein which is required by the TIA, “Partnership” shall also mean each other obligor (if any), on the Securities of a series.

“Partnership Order” and “Partnership Request” mean, respectively, a written order or request signed in the name of the Partnership by two Officers of Energy Transfer Partners, L.L.C. and delivered to the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

“Place of Payment” means, with respect to the Debt Securities of any series, the place or places where the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Debt Securities of that series are payable as specified in accordance with Section 201 subject to the provisions of Section 402.

“principal” of a Debt Security means the principal of the Debt Security plus, when appropriate, the premium, if any, on the Debt Security

“Redemption Date” means, with respect to any Debt Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, with respect to any Debt Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Responsible Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Securities” means Debt Securities of a series designated pursuant to Section 201 as entitled to the benefits of Section 403(b).

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Security Custodian” means, with respect to Debt Securities of a series issued in global form, the Trustee for Debt Securities of such series, as custodian with respect to the Debt Securities of such series, or any successor entity thereto.

“Senior Indebtedness” means all obligations or indebtedness of, or guaranteed or assumed by, the Partnership, whether or not represented by bonds, debentures, notes or similar instruments, for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such obligations or indebtedness, unless in the instrument creating or evidencing any such indebtedness or obligations or pursuant to which the same is outstanding it is specifically stated, at or prior to the time the Partnership becomes liable in respect thereof, that any such obligation or indebtedness or such amendment, renewal, extension, modification and refunding thereof is not Senior Indebtedness.

“Stated Maturity” means, when used with respect to any Debt Security or any installment of principal thereof or interest thereon, the date specified in such Debt Security as the fixed date on which the principal of such Debt Security or such installment of principal or interest is due and payable.

“Subordinated Security” means any security issued under this Indenture which is designated as a Subordinated Security.

“Subsidiary” means, with respect to any Person, any corporation, association or business entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or combination thereof.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof; provided, however, that if the TIA is amended after the date hereof, “TIA” means, to the extent required by any such amendment, the TIA as so amended.

“Trustee” means the Person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” means each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Debt Securities of any series means the Trustee with respect to Debt Securities of that series.

“United States” means the United States of America (including the States and the District of Columbia) and its territories and possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

“U.S. Government Obligations” means Government Obligations with respect to Debt Securities payable in Dollars.

Section 102. Other Definitions

Term	Defined in Section
“Agent Members”	217
“covenant defeasance option”	802
“Event of Default”	601
“Exchange Rate”	211
“legal defeasance option”	802
“mandatory sinking fund payment”	309
“optional sinking fund payment”	309
“Paying Agent”	205
“Registrar”	205
“Successor”	501

Section 103. Incorporation by Reference of Trust Indenture Act

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture (and if the Indenture is not qualified under the TIA at that time, as if it were so qualified unless otherwise provided). The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Debt Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Partnership or any other obligor on the Debt Securities.

All terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

Section 104. Rules of Construction

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions; and

(6) all references in this instrument to Articles and Sections are references to the corresponding Articles and Sections in and of this instrument.

Section 105. No Personal Liability of Directors, Officers, Employees, Limited Partners and Shareholders

The Trustee, and each Holder of a Debt Security by its acceptance thereof, will be deemed to have agreed in this Indenture that no director, officer, employee, limited partner or shareholder, as such, of the Partnership or the General Partner shall have any personal liability in respect of the obligations of the Partnership under this Indenture or the Debt Securities issued hereunder by reason of his, her or its status.

Article Two

The Debt Securities

Section 201. Amount Unlimited; Issuable in Series

The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited.

The Debt Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officers’ Certificate of Energy Transfer Partners, L.L.C. or in a Partnership Order, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:

(1) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from the Debt Securities of all other series);

(2) if there is to be a limit, the limit upon the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to Section 208, 209, 212, 217, 307 or 905 and except for any Debt Securities which, pursuant to Section 204 or 217, are deemed never to have been authenticated and delivered hereunder); provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of such series may be increased before or after the issuance of any Debt Securities of the series by a Board Resolution (or action pursuant to a Board Resolution) to such effect;

(3) whether any Debt Securities of the series are to be issuable initially in temporary global form and whether any Debt Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 217, and the initial Depositary and Security Custodian, if any, for any Global Security or Securities of such series;

(4) the manner in which any interest payable on a temporary Global Security on any Interest Payment Date will be paid if other than in the manner provided in Section 214;

(5) the date or dates on which the principal of and premium (if any) on the Debt Securities of the series is payable or the method of determination thereof;

(6) the rate or rates, or the method of determination thereof, at which the Debt Securities of the series shall bear interest, under what circumstances Additional Amounts with respect to such Debt Securities shall be payable, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Debt Securities on any Interest Payment Date, or if other than provided herein, the Person to whom any interest on Debt Securities of the series shall be payable;

(7) the place or places where, subject to the provisions of Section 402, the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Debt Securities of the series shall be payable;

(8) the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Partnership, if the Partnership is to have that option, and the manner in which the Partnership must exercise any such option, if different from those set forth herein;

(9) the obligation, if any, of the Partnership to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to such obligation;

(10) if other than denominations of $1,000 and any integral multiple thereof, the denomination in which any Debt Securities of that series shall be issuable;

(11) if other than Dollars, the currency or currencies (including composite currencies) or the form, including equity securities, other debt securities (including Debt Securities), warrants or any other securities or property of the Partnership or any other Person, in which payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Debt Securities of the series shall be payable;

(12) if the principal of, premium (if any) or interest on or any Additional Amounts with respect to the Debt Securities of the series are to be payable, at the election of the Partnership or a Holder thereof, in a currency or currencies (including composite currencies) other than that in which the Debt Securities are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to Debt Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(13) if the amount of payments of principal of, premium (if any) and interest on and any Additional Amounts with respect to the Debt Securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

(14) if other than the entire principal amount thereof, the portion of the principal amount of Debt Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 602;

(15) any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Debt Securities of the series pursuant to Article Eight or any modifications of or deletions from such conditions or limitations;

(16) any deletions or modifications of or additions to the Events of Default set forth in Section 601 or covenants of the Partnership set forth in Article Four pertaining to the Debt Securities of the series;

(17) any restrictions or other provisions with respect to the transfer or exchange of Debt Securities of the series, which may amend, supplement, modify or supersede those contained in this Article Two;

(18) if the Debt Securities of the series are to be convertible into or exchangeable for capital stock, other debt securities or any other securities or property of the Partnership or any other Person, at the option of the Partnership or the Holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;

(19) whether the Debt Securities of the series are to be entitled to the benefit of Section 403(b) (and accordingly constitute Rule 144A Securities);

(20) whether such Debt Securities are Subordinated Securities and if so, the provisions for such subordination if other than the provisions set forth in Article Ten; and

(21) any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture).

All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 203) set forth, or determined in the manner provided, in the Officers’ Certificate or Partnership Order referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action, together with such Board Resolution, shall be set forth in an Officers’ Certificate or certified by the Secretary or an Assistant Secretary of Energy Transfer Partners, L.L.C. and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or Partnership Order setting forth the terms of the series.

Section 202. Denominations.

The Debt Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 201. In the absence of any such provisions with respect to the Debt Securities of any series, the Debt Securities of such series denominated in Dollars shall be issuable in denominations of $1,000 and any integral multiples thereof.

Section 203. Forms Generally.

The Debt Securities of each series shall be in fully registered form and in substantially such form or forms (including temporary or permanent global form) established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto. The Debt Securities may have notations, legends or endorsements required by law, securities exchange rule, the Partnership’s certificate of limited partnership, agreement of limited partnership or other similar governing documents, agreements to which the Partnership is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Partnership). A copy of the Board Resolution establishing the form or forms of Debt Securities of any series shall be delivered to the Trustee at or prior to the delivery of the Partnership Order contemplated by Section 204 for the authentication and delivery of such Debt Securities.

The definitive Debt Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Debt Securities, as evidenced by their execution thereof.

The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:

Authorized Signatory”.

Section 204. Execution, Authentication, Delivery and Dating.

Two Officers of Energy Transfer Partners, L.L.C. shall sign the Debt Securities on behalf of the Partnership, in each case by manual or facsimile signature.

If an Officer of Energy Transfer Partners, L.L.C. whose signature is on a Debt Security no longer holds that office at the time the Debt Security is authenticated, the Debt Security shall be valid nevertheless.

A Debt Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Debt Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Debt Security has been authenticated and delivered hereunder but never issued and sold by the Partnership, and the Partnership delivers such Debt Security to the Trustee for cancellation as provided in Section 213, together with a written statement (which need not comply with Section 1105 and need not be accompanied by an Opinion of Counsel) stating that such Debt Security has never been issued and sold by the Partnership, for all purposes of this Indenture such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Partnership may deliver Debt Securities of any series executed by the Partnership to the Trustee for authentication, and the Trustee shall authenticate and deliver such Debt Securities for original issue upon a Partnership Order for the authentication and delivery of such Debt Securities or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Partnership Order. Such order shall specify the amount of the Debt Securities to be authenticated, the date on which the original issue of Debt Securities is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Debt Securities of such series not otherwise determined. If provided for in such procedures, such Partnership Order may authorize (1) authentication and delivery of Debt Securities of such series for original issue from time to time, with certain terms (including, without limitation, the Maturity dates or dates, original issue date or dates and interest rate or rates) that differ from Debt Security to Debt Security and (2) authentication and delivery pursuant to oral or electronic instructions from the Partnership or its duly authorized agent, which instructions shall be promptly confirmed in writing.

If the form or terms of the Debt Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 201, in authenticating such Debt Securities, and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive (in addition to the Partnership Order referred to above and the other documents required by Section 1104), and (subject to Section 701) shall be fully protected in relying upon:

(a)	an Officers’ Certificate setting forth the Board Resolution and, if applicable, an appropriate record of any action taken pursuant thereto, as contemplated by the last paragraph of Section 201; and

(b)	an Opinion of Counsel to the effect that:

(i)	the form of such Debt Securities has been established in conformity with the provisions of this Indenture;

(ii)	the terms of such Debt Securities have been established in conformity with the provisions of this Indenture; and

(iii)	that, when authenticated and delivered by the Trustee and issued by the Partnership in the manner and subject to any conditions specified in such Opinion of Counsel, such Debt Securities will constitute valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws in effect from time to time affecting the rights of creditors generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

If all the Debt Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate and Opinion of Counsel at the time of issuance of each such Debt Security, but such Officers’ Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first Debt Security of the series to be issued.

The Trustee shall not be required to authenticate such Debt Securities if the issuance of such Debt Securities pursuant to this Indenture would affect the Trustee’s own rights, duties or immunities under the Debt Securities and this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.

The Trustee may appoint an authenticating agent acceptable to the Partnership to authenticate Debt Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debt Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Partnership or an Affiliate of the Partnership.

Each Debt Security shall be dated the date of its authentication.

Section 205. Registrar and Paying Agent

The Partnership shall maintain an office or agency for each series of Debt Securities where Debt Securities of such series may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Debt Securities of such series may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Debt Securities of such series and of their transfer and exchange. The Partnership may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

The Partnership shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Partnership shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Partnership may change any Paying Agent or Registrar without notice to any Holder. If the Partnership fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Partnership or any Subsidiary may act as Paying Agent or Registrar.

The Partnership initially appoints the Trustee as Registrar and Paying Agent.

Section 206. Paying Agent to Hold Money in Trust.

The Partnership shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on or any Additional Amounts with respect to Debt Securities and will notify the Trustee of any default by the Partnership in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Partnership at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Partnership or a Subsidiary) shall have no further liability for the money. If the Partnership or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Each Paying Agent shall otherwise comply with TIA Section 317(b).

Section 207. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar with respect to a series of Debt Securities, the Partnership shall furnish to the Trustee at least five Business Days before each Interest Payment Date with respect to such series of Debt Securities, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of such series, and the Partnership shall otherwise comply with TIA Section 312(a).

Section 208. Transfer and Exchange.

Except as set forth in Section 217 or as may be provided pursuant to Section 201:

When Debt Securities of any series are presented to the Registrar with the request to register the transfer of such Debt Securities or to exchange such Debt Securities for an equal principal amount of Debt Securities of the same series of like tenor and of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements and the requirements of this Indenture for such transactions are met; provided, however, that the Debt Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing, on which instruction the Registrar can rely.

To permit registrations of transfers and exchanges, the Partnership shall execute and the Trustee shall authenticate Debt Securities at the Registrar’s written request and submission of the Debt Securities or Global Securities. No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Partnership may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 212, 307 or 905). The Trustee shall authenticate Debt Securities in accordance with the provisions of Section 204. Notwithstanding any other provisions of this Indenture to the contrary, the Partnership shall not be required to register the transfer or exchange of (a) any Debt Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Debt Security being redeemed in part, or (b) any Debt Security during the period beginning 15 Business Days prior to the mailing of notice of any offer to repurchase Debt Securities of the series required pursuant to the terms thereof or of redemption of Debt Securities of a series to be redeemed and ending at the close of business on the day of mailing.

Each Holder of a Debt Security agrees to indemnify the Partnership and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Debt Securities in violation of any provision of this Indenture and/ or applicable United States Federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debt Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 209. Replacement Debt Securities.

If any mutilated Debt Security is surrendered to the Trustee, or if the Holder of a Debt Security claims that the Debt Security has been destroyed, lost or stolen and the Partnership and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Debt Security, the Partnership shall issue and the Trustee shall authenticate a replacement Debt Security of the same series if the Trustee’s requirements are met. If any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, the Partnership in its discretion may, instead of issuing a new Debt Security, pay such Debt Security. If required by the Trustee or the Partnership, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Partnership to protect the Partnership, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Debt Security is replaced. The Partnership and the Trustee may charge a Holder for their expenses in replacing a Debt Security.

Every replacement Debt Security is an additional obligation of the Partnership.

Section 210. Outstanding Debt Securities.

The Debt Securities outstanding at any time are all the Debt Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 210 as not outstanding.

If a Debt Security is replaced pursuant to Section 209, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debt Security is held by a bona fide purchaser.

If the principal amount of any Debt Security is considered paid under Section 401, it ceases to be outstanding and interest on it ceases to accrue.

A Debt Security does not cease to be outstanding because the Partnership or an Affiliate of the Partnership holds the Debt Security.

Section 211. Original Issue Discount, Foreign-Currency Denominated and Treasury Debt Securities.

In determining whether the Holders of the required principal amount of Debt Securities have concurred in any direction, amendment, supplement, waiver or consent, (a) the principal amount of an Original Issue Discount Security shall be the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 602, (b) the principal amount of a Debt Security denominated in a foreign currency shall be the Dollar equivalent, as determined by the Partnership by reference to the noon buying rate in The City of New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York (the “Exchange Rate”) on the date of original issuance of such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent, as determined by the Partnership by reference to the Exchange Rate on the date of original issuance of such Debt Security, of the amount determined as provided in (a) above), of such Debt Security and (c) Debt Securities owned by the Partnership or any other obligor upon the Debt Securities or any Affiliate of the Partnership or of such other obligor shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying upon any such direction, amendment, supplement, waiver or consent, only Debt Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 212. Temporary Debt Securities.

Until definitive Debt Securities of any series are ready for delivery, the Partnership may prepare and the Trustee shall authenticate temporary Debt Securities. Temporary Debt Securities shall be substantially in the form of definitive Debt Securities, but may have variations that the Partnership considers appropriate for temporary Debt Securities. Without unreasonable delay, the Partnership shall prepare and the Trustee shall authenticate definitive Debt Securities in exchange for temporary Debt Securities. Until so exchanged, the temporary Debt Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities.

Section 213. Cancellation.

The Partnership at any time may deliver Debt Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Debt Securities surrendered to them for registration of transfer, exchange, payment or redemption or for credit against any sinking fund payment. The Trustee shall cancel all Debt Securities surrendered for registration of transfer, exchange, payment, redemption, replacement or cancellation or for credit against any sinking fund. Unless the Partnership shall direct in writing that canceled Debt Securities be returned to it, after written notice to the Partnership all canceled Debt Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee, and the Trustee shall maintain a record of their disposal. The Partnership may not issue new Debt Securities to replace Debt Securities that have been paid or that have been delivered to the Trustee for cancellation.

Section 214. Payments; Defaulted Interest.

Unless otherwise provided as contemplated by Section 201, interest (except defaulted interest) on any Debt Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons who are registered Holders of that Debt Security at the close of business on the record date next preceding such Interest Payment Date, even if such Debt Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender a Debt Security to a Paying Agent to collect principal payments. Unless otherwise provided with respect to the Debt Securities of any series, the Partnership will pay the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Debt Securities in Dollars. Such amounts shall be payable at the offices of the Trustee or any Paying Agent, provided that at the option of the Partnership, the Partnership may pay such amounts (1) by wire transfer with respect to Global Securities or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Debt Securities.

If the Partnership defaults in a payment of interest on the Debt Securities of any series, the Partnership shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Debt Securities of such series and in Section 401. The Partnership may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date selected by the Partnership, the Partnership (or the Trustee, in the name of and at the expense of the Partnership upon 20 days’ prior written notice from the Partnership setting forth such special record date and the interest amount to be paid) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 215. Persons Deemed Owners.

The Partnership, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Debt Security is registered as the owner of such Debt Security for the purpose of receiving payments of principal of, premium (if any) or interest on or any Additional Amounts with respect to such Debt Security and for all other purposes. None of the Partnership, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

Section 216. Computation of Interest.

Except as otherwise specified as contemplated by Section 201 for Debt Securities of any series, interest on the Debt Securities of each series shall be computed on the basis of a year comprising twelve 30-day months.

Section 217. Global Securities; Book-Entry Provisions.

If Debt Securities of a series are issuable in global form as a Global Security, as contemplated by Section 201, then, notwithstanding clause (10) of Section 201 and the provisions of Section 202, any such Global Security shall represent such of the outstanding Debt Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Debt Securities from time to time endorsed thereon and that the aggregate amount of outstanding Debt Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers or redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Debt Securities represented thereby shall be made by the Trustee (i) in such manner and upon instructions given by such Person or Persons as shall be specified in such Debt Security or in a Partnership Order to be delivered to the Trustee pursuant to Section 204 or (ii) otherwise in accordance with written instructions or such other written form of instructions as is customary for the Depositary for such Debt Security, from such Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Security. Subject to the provisions of Section 204 and, if applicable, Section 212, the Trustee shall deliver and redeliver any Debt Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Debt Security or in the applicable Partnership Order. With respect to the Debt Securities of any series that are represented by a Global Security, the Partnership authorize the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depositary appointed with respect to such Global Security. Any Global Security may be deposited with the

Depositary or its nominee, or may remain in the custody of the Trustee or the Security Custodian therefor pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depositary. If a Partnership Order has been, or simultaneously is, delivered, any instructions by the Partnership with respect to endorsement or delivery or redelivery of a Debt Security in global form shall be in writing but need not comply with Section 1105 and need not be accompanied by an Opinion of Counsel.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee or the Security Custodian as its custodian, or under such Global Security, and the Depositary may be treated by the Partnership, the Trustee or the Security Custodian and any agent of the Partnership, the Trustee or the Security Custodian as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, (i) the registered holder of a Global Security of a series may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder of Debt Securities of such series is entitled to take under this Indenture or the Debt Securities of such series and (ii) nothing herein shall prevent the Partnership, the Trustee or the Security Custodian, or any agent of the Partnership, the Trustee or the Security Custodian, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Debt Security.

Notwithstanding Section 208, and except as otherwise provided pursuant to Section 201: Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary. Debt Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if, and only if, either (1) the Depositary notifies the Partnership that it is unwilling or unable to continue as Depositary for the Global Security and a successor Depositary is not appointed by the Partnership within 90 days of such notice, (2) an Event of Default has occurred with respect to such series and is continuing and the Registrar has received a request from the Depositary to issue Debt Securities in lieu of all or a portion of the Global Security (in which case the Partnership shall deliver Debt Securities within 30 days of such request) or (3) the Partnership determines not to have the Debt Securities represented by a Global Security.

In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to this Section 217, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interests in the Global Security to be transferred, and the Partnership shall execute, and the Trustee upon receipt of a Partnership Order for the authentication and delivery of Debt Securities shall authenticate and deliver, one or more Debt Securities of the same series of like tenor and amount.

In connection with the transfer of all the beneficial interests in a Global Security to beneficial owners pursuant to this Section 217, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Partnership shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interests in the Global Security, an equal aggregate principal amount of Debt Securities of authorized denominations.

Neither the Partnership nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Debt Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Debt Securities. Neither the Partnership nor the Trustee shall be liable for any delay by the related Global Security Holder or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Global Security Holder or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Debt Securities to be issued). Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the Depositary.

The provisions of the last sentence of the third paragraph of Section 204 shall apply to any Global Security if such Global Security was never issued and sold by the Partnership and the Partnership delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 1105 and need not be accompanied by an Opinion of Counsel) with regard to the cancellation or reduction in the principal amount of Debt Securities represented thereby, together with the written statement contemplated by the last sentence of the third paragraph of Section 204.

Notwithstanding the provisions of Sections 203 and 214, unless otherwise specified as contemplated by Section 201, payment of principal of, premium (if any) and interest on and any Additional Amounts with respect to any Global Security shall be made to the Person or Persons specified therein.

Section 218. Form of Face of Security

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

ENERGY TRANSFER PARTNERS, L.P.

No.

$

CUSIP No.

Energy Transfer Partners, L.P., a Delaware limited liability partnership (herein called the “Partnership,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, the principal sum of Dollars on                     [if the Security is to bear interest prior to Maturity and interest payment periods are not extendable, insert—, and to pay interest thereon from                     or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [insert—semi-

annually, quarterly, monthly or other description of the relevant payment period] on [             ,                 ,] and in each year, commencing , at the rate of % per annum, until the principal hereof is paid or made available for payment [if applicable, insert—, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of                    % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [            ] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert—The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of             % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]

Payment of the principal of (and premium, if any) and [if applicable, insert—any such] interest on this Security will be made at the office or agency of the Partnership maintained for that purpose in , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert—; provided, however, that at the option of the Partnership payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed by its sole General Partner.

Dated:	Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P.
	Its:	General Partner
	By:	Energy Transfer Partners, L.L.C.
	Its:	General Partner

By:
Name:
Title:

By:
Name:
Title:

Section 219. Form of Reverse of Security

This Security is one of a duly authorized issue of securities of the Partnership (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 24, 2013 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Partnership and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Partnership, the Trustee [if applicable, insert, the holders of Senior Indebtedness] and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert—, [initially] limited in aggregate principal amount to $             ].

[If applicable, insert—The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, [if applicable, insert—(1) on             in any year commencing with the year and ending with the year through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert—on or after                     ,                     ], as a whole or in part, at the election of the Partnership, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert— on or before ,            %, and if redeemed] during the 12-month period beginning                     of the years indicated,

YEAR	REDEMPTION PRICE	YEAR	REDEMPTION PRICE

and thereafter at a Redemption Price equal to                     % of the principal amount, together in the case of any such redemption [if applicable, insert-(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert—The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, (1) on         in any year commencing with the year                     and ending with the year         through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert—on or after         ], as a whole or in part, at the election of the Partnership, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12- month period beginning         of the years indicated,

Year	Redemption Price for Redemption through Operation of the Sinking Fund	Redemption Price for Redemption otherwise than through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to                     % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert—Notwithstanding the foregoing, the Partnership may not, prior to , redeem any Securities of this series as contemplated by [if applicable, insert—Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Partnership (calculated in accordance with generally accepted financial practice) of less than % per annum.]

[If applicable, insert—The sinking fund for this series provides for the redemption on                     in each year beginning with the year and ending with the year of [if applicable, insert—not less than $ (“mandatory sinking fund”) and not more than] $         aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Partnership otherwise than through [if applicable, insert-mandatory] sinking fund payments may be credited against subsequent [if applicable, insert—mandatory] sinking fund payments otherwise required to be made [if applicable, insert—, in the inverse order in which they become due].]

[If the Security is subject to redemption of any kind, insert—In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert—The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

[If the Security is not an Original Issue Discount Security, insert—If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert—If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [insert formula for determining the amount]. Upon payment of (i) the amount of principal so declared due and payable and (ii) interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Partnership’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Partnership and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of all series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such past default with respect to all such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Partnership with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Partnership in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Article Three

Redemption

Section 301. Applicability of Article.

Debt Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 201 for Debt Securities of any series) in accordance with this Article Three.

Section 302. Notice to the Trustee.

If the Partnership elects to redeem Debt Securities of any series pursuant to this Indenture, it shall notify the Trustee of the Redemption Date and the principal amount of Debt Securities of such series to be redeemed. The Partnership shall so notify the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) by delivering to the Trustee an Officers’ Certificate stating that such redemption will comply with the provisions of this Indenture and of the Debt Securities of such series. Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

Section 303. Selection of Debt Securities To Be Redeemed.

If less than all the Debt Securities of any series are to be redeemed (unless all of the Debt Securities of such series of a specified tenor are to be redeemed), the particular Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the outstanding Debt Securities of such series (and tenor) not previously called for redemption, either pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities of that series or any integral multiple thereof) of the principal amount of Debt Securities of such series of a denomination larger than the minimum authorized denomination for Debt Securities of that series or of the principal amount of Global Securities of such series.

The Trustee shall promptly notify the Partnership and the Registrar in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Debt Securities shall relate, in the case of any of the Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.

Section 304. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debt Securities to be redeemed, at the address of such Holder appearing in the register of Debt Securities maintained by the Registrar.

All notices of redemption shall identify the Debt Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) that, unless the Partnership default in making the redemption payment, interest on Debt Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Debt Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Debt Securities redeemed;

(4) if any Debt Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Debt Security to the Paying Agent, a new Debt Security or Debt Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

(5) that Debt Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

(6) that the redemption is for a sinking or analogous fund, if such is the case; and

(7) the CUSIP number, if any, relating to such Debt Securities.

Notice of redemption of Debt Securities to be redeemed at the election of the Partnership shall be given by the Partnership or, at the Partnership’s written request, by the Trustee in the name and at the expense of the Partnership.

Section 305. Effect of Notice of Redemption.

Once notice of redemption is mailed, Debt Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Debt Securities called for redemption shall be paid at the Redemption Price, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates specified pursuant to Section 201.

Section 306. Deposit of Redemption Price.

On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Partnership shall deposit with the Trustee or the Paying Agent (or, if the Partnership is acting as the Paying Agent, segregate and hold in trust as provided in Section 206) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and any Additional Amounts with respect to, the Debt Securities or portions thereof which are to be redeemed on that date, other than Debt Securities or portions thereof called for redemption on that date which have been delivered by the Partnership to the Trustee for cancellation.

If the Partnership complies with the preceding paragraph, then, unless the Partnership defaults in the payment of such Redemption Price, interest on the Debt Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Debt Securities are presented for payment, and the Holders of such Debt Securities shall have no further rights with respect to such Debt Securities except for the right to receive the Redemption Price upon surrender of such Debt Securities. If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, any Additional Amounts, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate specified pursuant to Section 201 or provided in the Debt Securities or, in the case of Original Issue Discount Securities, such Debt Securities’ yield to maturity.

Section 307. Debt Securities Redeemed or Purchased in Part.

Upon surrender to the Paying Agent of a Debt Security to be redeemed in part, the Partnership shall execute and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge a new Debt Security or Debt Securities, of the same series and of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Debt Security so surrendered that is not redeemed.

Section 308. Purchase of Debt Securities.

Unless otherwise specified as contemplated by Section 201, the Partnership and any Affiliate of the Partnership may, subject to applicable law, at any time purchase or otherwise acquire Debt Securities in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Debt Securities. Any Debt Securities purchased or acquired by the Partnership may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 213 shall apply to all Debt Securities so delivered.

Section 309. Mandatory and Optional Sinking Funds.

The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series is herein referred to as an “optional sinking fund payment.” Unless otherwise provided by the terms of Debt Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 310. Each sinking fund payment shall be applied to the redemption of Debt Securities of any series as provided for by the terms of Debt Securities of such series and by this Article Three.

Section 310. Satisfaction of Sinking Fund Payments with Debt Securities.

The Partnership may deliver outstanding Debt Securities of a series (other than any previously called for redemption) and may apply as a credit Debt Securities of a series that have been redeemed either at the election of the Partnership pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Debt Securities of such series required to be made pursuant to the terms of such series of Debt Securities; provided that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Debt Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 311. Redemption of Debt Securities for Sinking Fund.

Not less than 45 days prior (unless a shorter period shall be satisfactory to the Trustee) to each sinking fund payment date for any series of Debt Securities, the Partnership will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivery of or by crediting Debt Securities of that series pursuant to Section 310 and will also deliver or cause to be delivered to the Trustee any Debt Securities to be so delivered. Failure of the Partnership to timely deliver or cause to be delivered such Officers’ Certificate and Debt Securities specified in this paragraph, if any, shall not constitute a default but shall constitute the election of the Partnership (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Debt Securities of such series in respect thereof and (ii) that the Partnership will make no optional sinking fund payment with respect to such series as provided in this Section 311.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000 (or the Dollar equivalent thereof based on the applicable Exchange Rate on the date of original issue of the applicable Debt Securities) or a lesser sum if the Partnership shall so request with respect to the Debt Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Debt Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $100,000 (or the Dollar equivalent thereof as aforesaid) or less and the Partnership makes no such request then it shall be carried over until a sum in excess of $100,000 (or the Dollar equivalent thereof as aforesaid) is available. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 303 and cause notice of the redemption thereof to be given in the name of and at the expense of the Partnership in the manner provided in Section 304. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Sections 305, 306 and 307.

Article Four

Covenants

Section 401. Payment of Debt Securities.

The Partnership shall pay the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Debt Securities of each series on the dates and in the manner provided in the Debt Securities of such series and in this Indenture. Principal, premium, interest and any Additional Amounts shall be considered paid on the date due if the Paying Agent (other than the Partnership or a Subsidiary) holds on that date money deposited by the Partnership designated for and sufficient to pay all principal, premium, interest and any Additional Amounts then due.

The Partnership shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium (if any), at a rate equal to the then applicable interest rate on the Debt Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and any Additional Amount (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 402. Maintenance of Office or Agency.

The Partnership will maintain in each Place of Payment for any series of Debt Securities an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Debt Securities of that series may be presented for registration of transfer or exchange, where Debt Securities of that series may be presented for payment and where notices and demands to or upon the Partnership in respect of the Debt Securities of that series and this Indenture may be served. Unless otherwise designated by the Partnership by written notice to the Trustee, such office or agency shall be the office of the Trustee in The City of New York, which on the date hereof is located at One Penn Plaza, Suite 1414, New York, New York 10119, Attention: Corporate Trust Group. The Partnership will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Partnership shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Partnership may also from time to time designate one or more other offices or agencies where the Debt Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Partnership of its obligation to maintain an office or agency in each Place of Payment for Debt Securities of any series for such purposes. The Partnership will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 403. SEC Reports; Financial Statements.

(a) If the Partnership is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Partnership shall file with the Trustee, within 15 days after it is required to file the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Partnership is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If this Indenture is qualified under the TIA, but not otherwise, the Partnership shall also comply with the provisions of TIA Section 314(a). If the Partnership is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Partnership shall file with the Trustee, within 15 days after it would have been required to file with the SEC, financial statements (and with respect to annual reports, an auditor’s report by a firm of established national reputation) and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what it would have been required to file with the SEC had it been subject to the requirements of Section 13 or 15(d) of the Exchange Act. If the Partnership is required to furnish annual or quarterly reports to its equity holders pursuant to the Exchange Act, it shall file these reports with the Trustee. Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Partnership’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered pursuant to Section 404).

(b) If the Partnership is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Partnership shall furnish to all Holders of Rule 144A Securities and prospective purchasers of Rule 144A Securities designated by the Holders of Rule 144A Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act of 1933, as amended.

Section 404. Compliance Certificate.

(a) The Partnership shall deliver to the Trustee, within 120 days after the end of each fiscal year, a statement signed by an Officer of Energy Transfer Partners, L.L.C., which need not constitute an Officers’ Certificate, complying with TIA Section 314(a)(4) and stating that in the course of performance by the signing Officer of his duties as such Officer of Energy Transfer Partners, L.L.C., he would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Partnership of their obligations under this Indenture, and further stating that to the best of his knowledge the Partnership have observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Partnership is taking or proposes to take with respect thereto).

(b) The Partnership shall, so long as Debt Securities of any series are outstanding, deliver to the Trustee, within 30 days after the occurrence of any Default or Event of Default under this Indenture, an Officers’ Certificate specifying such Default or Event of Default and what action the Partnership is taking or proposes to take with respect thereto.

Section 405. Existence.

Subject to Article Five, the Partnership shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 406. Waiver of Stay, Extension or Usury Laws.

The Partnership covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from paying all or any portion of the principal of or interest on the Debt Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Partnership hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 407. Additional Amounts

If the Debt Securities of a series expressly provide for the payment of Additional Amounts, the Partnership will pay to the Holder of any Debt Security of such series Additional Amounts as expressly provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Debt Security of any series or the net proceeds received from the sale or exchange of any Debt Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 407 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 407 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Article Five

Successors

Section 501. Limitations on Mergers and Consolidations.

The Partnership shall not, in any transaction or series of transactions, consolidate with or merge into any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

(1) the Person formed by or resulting from any such consolidation or merger or to which such sale, lease, conveyance, transfer or other disposition shall be made (collectively, the “Successor”), is either the Partnership or expressly assumes by supplemental indenture, the due and punctual payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to all the Debt Securities and the performance of the Partnership’s covenants and obligations under this Indenture and the Debt Securities;

(2) the Successor is organized under the laws of the United States, any State thereof or the District of Columbia;

(3) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(4) the Partnership, delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and any such supplemental indenture comply with this Indenture.

Section 502. Successor Person Substituted.

Upon any consolidation or merger of the Partnership, or any sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Partnership in accordance with Section 501, the Successor formed by such consolidation or merger or to which such sale, lease, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Partnership under this Indenture and the Debt Securities with the same effect as if such Successor had been named as the Partnership herein and the predecessor Partnership shall be released from all obligations under this Indenture and the Debt Securities, except that no such release shall occur in the case of any lease of all or substantially all of the assets of the Partnership.

Article Six

Defaults and Remedies

Section 601. Events of Default

“Event of Default,” wherever used herein with respect to Debt Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless it is inapplicable to a particular series or is specifically deleted or modified in the Board Resolution (or action taken pursuant thereto), Officers’ Certificate or supplemental indenture under which such series of Securities is issued or has been deleted or modified in an indenture supplemental hereto:

(1) default in the payment of any interest upon any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; provided, however, that if the Partnership is permitted by the terms of the Debt Securities of such series to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Partnership is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Debt Securities; or

(2) default in the payment of the principal of or any premium on any Debt Security of that series at its Maturity; or

(3) default in the making of any sinking fund payment, when and as due by the terms of a Debt Security of that series, and continuance of such default for a period of 60 days; or

(4) default in the performance, or breach, of any covenant of the Partnership in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Debt Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Partnership by the Trustee or to the Partnership and the Trustee by the Holders of at least 25% in principal amount of then outstanding Debt Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Debt Securities of such series not less than the principal amount of Debt Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Debt Securities of such series, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Partnership within such period and is being diligently pursued; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Partnership in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Partnership a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Partnership under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Partnership or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(6) the commencement by the Partnership of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Partnership in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Partnership or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of any such action by the Board of Directors; or

(7) any other Event of Default provided with respect to Debt Securities of that series.

The Trustee shall not be deemed to know or have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debt Securities and this Indenture.

Section 602. Acceleration of Maturity; Rescission and Annulment

If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Debt Securities of that series may declare the principal amount of all the Debt Securities of that series (or, if any Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Partnership (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Event of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(a) the Partnership has paid or deposited with the Trustee a sum sufficient to pay

(1) all overdue interest on all Debt Securities of that series,

(2) the principal of (and premium, if any, on) any Debt Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Debt Securities,

(3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, and

(4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(b) all Events of Default with respect to Debt Securities of that series, other than the non-payment of the principal of Debt Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 603. Collection of Indebtedness and Suits for Enforcement by Trustee

The Partnership covenants that if

(a) default is made in the payment of any interest on any Debt Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of (or premium, if any, on) any Debt Security at the Maturity thereof,

the Partnership will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debt Securities, the whole amount then due and payable on such Debt Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Debt Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Debt Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 604. Trustee May File Proofs of Claim

In case of any judicial proceeding relative to the Partnership (or any other obligor upon the Debt Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Debt Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or otherwise.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 605. Trustee May Enforce Claims Without Possession of Debt Securities

All rights of action and claims under this Indenture or the Debt Securities may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debt Securities in respect of which such judgment has been recovered.

Section 606. Application of Money Collected

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Debt Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 607;

Second: Subject to the subordination terms established pursuant to 201(20), if applicable, to the payment of the amounts then due and unpaid for principal of and any premium and interest on the Debt Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal and any premium and interest, respectively; and

Third: To the payment of the balance, if any, to the Partnership or any other Person or Persons legally entitled thereto.

Section 607. Limitation on Suits

No Holder of any Debt Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of that series;

(b) the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the then outstanding Debt Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 608. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Debt Security on the respective Stated Maturities expressed in such Debt Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 609. Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Partnership, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 610. Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 611. Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Debt Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 612. Control by Holders.

The Holders of at least a majority in principal amount of the then outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series; provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the proceeding so directed would involve the Trustee in personal liability.

Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion from Holders directing the Trustee against all losses and expenses caused by taking or not taking such action.

Section 613. Waiver of Past Defaults

The Holders of not less than a majority in principal amount of the then outstanding Debt Securities of all series with respect to which any default under the Indenture shall have occurred and be continuing (voting as one class) may, on behalf of the Holders of all Debt Securities of all such series, waive such past default under the Indenture and its consequences, except a default

(a) in the payment of the principal of or any premium or interest on any Debt Security of such series, or

(b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of the series affected.

Upon any such waiver, such default shall cease to exist and be deemed not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 614. Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Partnership or the Trustee.

Section 615. Waiver of Stay or Extension Laws

The Partnership covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Partnership (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article Seven

The Trustee

Section 701. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Debt Securities of any series:

(1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 701(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 605.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 701.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security or indemnity satisfactory to the Trustee against any cost, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Partnership. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium (if any) and interest on and Additional Amounts with respect to the Debt Securities.

Section 702. Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require instruction, an Officers’ Certificate or an Opinion of Counsel or both to be provided. In the absence of bad faith on the part of the Trustee, the Trustee shall not be liable for any action it takes or omits to take in reliance on such instruction, Officers’ Certificate or Opinion of Counsel. The Trustee may consult at the Partnership’s expense with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may execute any of the trusts or powers hereunder, perform any duties hereunder or otherwise act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Partnership shall be sufficient if signed by an Officer of Energy Transfer Partners, L.L.C.

(f) The Trustee shall not be obligated to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h) The Trustee may request that the Partnership deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 703. May Hold Debt Securities.

The Trustee in its individual or any other capacity may become the owner or pledgee of Debt Securities and may make loans to, accept deposits from, perform services for and otherwise deal with the Partnership or any of their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 710 and 711.

Section 704. Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debt Securities, it shall not be accountable for the Partnership’s use of the proceeds from the Debt Securities or any money paid to the Partnership or upon the Partnership’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Debt Securities other than its certificate of authentication.

Section 705. Notice of Defaults.

If a Default or Event of Default with respect to the Debt Securities of any series occurs and is continuing and it is known to the Trustee, the Trustee shall mail to Holders of Debt Securities of such series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any) and interest on and Additional Amounts or any sinking fund installment with respect to the Debt Securities of such series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of Debt Securities of such series.

Section 706. Reports by Trustee to Holders.

Within 60 days after each September 15 of each year after the execution of this Indenture, the Trustee shall mail to Holders of a series and the Partnership a brief report dated as of such reporting date that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date with respect to a series, no report need be transmitted to Holders of such series. The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports if and as required by TIA Sections 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders of a series of Debt Securities shall be filed by the Partnership with the SEC and each securities exchange, if any, on which the Debt Securities of such series are listed. The Partnership shall notify the Trustee if and when any series of Debt Securities is listed on any securities exchange.

Section 707. Compensation and Indemnity.

The Partnership agrees to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Partnership and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Partnership agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Partnership hereby indemnifies the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next following paragraph. The Trustee shall notify the Partnership promptly of any claim for which it may seek indemnity. The Partnership shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Partnership shall pay the reasonable fees and expenses of such counsel. The Partnership need not pay for any settlement made without its consent.

The Partnership shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence or bad faith.

To secure the payment obligations of the Partnership in this Section 707, the Trustee shall have a lien prior to the Debt Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium (if any) and interest on and any Additional Amounts with respect to particular Debt Securities of any series. Such lien and the Partnership’s obligations under this Section 707 shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 601(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 708. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 708.

The Trustee may resign and be discharged at any time with respect to the Debt Securities of one or more series by so notifying the Partnership. The Holders of a majority in principal amount of the then outstanding Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series by so notifying the Trustee and the Partnership. The Partnership may remove the Trustee if:

(1) the Trustee fails to comply with Section 710;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Debt Securities of one or more series, the Partnership shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debt Securities of any particular series). Within one year after the successor Trustee with respect to the Debt Securities of any series takes office, the Holders of a majority in principal amount of the Debt Securities of such series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Partnership.

If a successor Trustee with respect to the Debt Securities of any series does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee (at the expense of the Partnership), the Partnership or the Holders of at least 10% in principal amount of the then outstanding Debt Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

If the Trustee with respect to the Debt Securities of a series fails to comply with Section 710, any Holder of Debt Securities of such series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Debt Securities of such series.

In case of the appointment of a successor Trustee with respect to all Debt Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Partnership. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 707.

In case of the appointment of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Partnership, the retiring Trustee and each successor Trustee with respect to the Debt Securities of one or more (but not all) series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee. Nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates. On request of the Partnership or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates. Such retiring Trustee shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees.

Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 708, the obligations of the Partnership under Section 707 shall continue for the benefit of the retiring Trustee or Trustees.

Section 709. Successor Trustee by Merger, etc.

Subject to Section 710, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.

In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 710. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by federal or state (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

The Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA Section 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 711. Preferential Collection of Claims Against the Partnership.

The Trustee is subject to and shall comply with the provisions of TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Article Eight

Defeasance and Covenant Defeasance

Section 801. Applicability of Article.

The provisions of this Article Eight relating to either the satisfaction and discharge or the defeasance of Debt Securities shall be applicable to each series of Debt Securities except as otherwise specified pursuant to Section 201 for Debt Securities of such series.

Section 802. Satisfaction and Discharge of Indenture; Defeasance.

(a) If at any time the Partnership shall have delivered to the Trustee for cancellation all Debt Securities of any series theretofore authenticated and delivered (other than any Debt Securities of such series that shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 209 and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Partnership as provided in Section 805) or all Debt Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Partnership shall deposit with the Trustee as trust funds the entire amount in the currency in which such Debt Securities are denominated (except as otherwise provided pursuant to Section 201) sufficient to pay at Stated Maturity or upon redemption all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of Stated Maturity or Redemption Date, as the case may be, and if in either case the Partnership shall also pay or cause to be paid all other sums then due and payable hereunder by the Partnership with respect to the Debt Securities of such series, then this Indenture shall cease to be of further effect with respect to the Debt Securities of such series, and the Trustee, on demand of the Partnership accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Partnership, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Debt Securities of such series.

(b) Subject to Sections 802(c), 803 and 807, the Partnership at any time may terminate, with respect to Debt Securities of a particular series, all its obligations under the Debt Securities of such series and this Indenture with respect to the Debt Securities of such series (“legal defeasance option”) or the operation of (x) any covenant made applicable to such Debt Securities pursuant to Section 201, (y) Sections 601(4), (7) and (8) (except to the extent covenants or agreements referenced in Section 601(4) remain applicable) and (z) as they relate to the Subsidiary Guarantors only, Sections 601(5) and (6) (“covenant defeasance option”). The Partnership may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Partnership exercises its legal defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default. If the Partnership exercises its covenant defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default specified in Sections 601(4), (7) and (8).

Upon satisfaction of the conditions set forth herein and upon request of the Partnership, the Trustee shall acknowledge in writing the discharge of those obligations that the Partnership terminates.

(c) Notwithstanding clauses (a) and (b) above, the Partnership’s obligations in Sections 205, 208, 209, 402, 407, 707, 805, 806 and 807 shall survive until the Debt Securities of the defeased series have been paid in full. Thereafter, the Partnership’s obligations in Sections 707, 805 and 806 shall survive.

Section 803. Conditions of Defeasance.

The Partnership may exercise its legal defeasance option or its covenant defeasance option with respect to Debt Securities of a particular series only if:

(a) The Partnership shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the case of (B) or (C), without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities or on any Redemption Date established pursuant to Clause (3) below, in accordance with the terms of this Indenture and such Securities. As used herein, “Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America or the government which issued the foreign currency in which such Securities are payable, for the payment of which its full faith and credit is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which such Securities are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(b) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(c) If the Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture.

(d) The Partnership shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 804. Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Partnership acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. Moneys and Government Obligations (and the proceeds thereof) held pursuant to this Section for the benefit of the Holders of Subordinated Securities shall not be subject to the subordination provisions established with respect to such Securities pursuant to Section 201(20)

The Partnership shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Partnership from time to time upon Partnership Request any money or Government Obligations held by it as provided in Section 1304 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Article Nine

Supplemental Indentures and Amendments

Section 901. Without Consent of Holders.

The Partnership and the Trustee may amend or supplement this Indenture or the Debt Securities or waive any provision hereof or thereof without the consent of any Holder:

(1) to cure any ambiguity, correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provision herein or in any supplemental indenture or make any other provisions with respect to matters or questions arising under this Indenture, provided that such provisions, as so changed, corrected or modified, shall not adversely affect the interests of the Holders of Debt Securities in any material respect;

(2) to comply with Section 501;

(3) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities, or to provide for the issuance of bearer Debt Securities (with or without coupons);

(4) to provide any security for any series of Debt Securities;

(5) to comply with any requirement in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to add to the covenants of the Partnership for the benefit of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Partnership;

(7) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Debt Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected by such change in or elimination of such provision;

(8) to establish the form or terms of Debt Securities of any series as permitted by Section 201;

(9) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities pursuant to Article Eight; provided, however, that any such action shall not adversely affect the rights of the Holders of Debt Securities of such series or any other series of Debt Securities in any material respect; or

(10) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 708.

Upon the request of the Partnership, accompanied by a Board Resolution, and upon receipt by the Trustee of the documents described in Section 906, the Trustee shall, subject to Section 906, join with the Partnership in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.

Section 902. With Consent of Holders.

Except as provided below in this Section 902, the Partnership and the Trustee may amend or supplement this Indenture with the written consent (including consents obtained in connection with a tender offer or exchange offer for Debt Securities of any one or more series or all series or a solicitation of consents in respect of Debt Securities of any one or more series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Debt Securities of each such series (but the terms of such offer or solicitation may vary from series to series)) of the Holders of at least a majority in principal amount of the then outstanding Debt Securities of each series affected by such amendment or supplement.

Upon the request of the Partnership, accompanied by a Board Resolution, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 906, the Trustee shall, subject to Section 906, join with the Partnership in the execution of such amendment or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Holders of a majority in principal amount of the then outstanding Debt Securities of one or more series or of all series may waive compliance in a particular instance by the Partnership with any provision of this Indenture with respect to Debt Securities of such series (including waivers obtained in connection with a tender offer or exchange offer for Debt Securities of such series or a solicitation of consents in respect of Debt Securities of such series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Debt Securities of such series (but the terms of such offer or solicitation may vary from series to series)).

However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 902 may not:

(1) reduce the percentage in principal amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or extend the time for payment of interest, including default interest, on any Debt Security;

(3) reduce the principal of, any premium on or any mandatory sinking fund payment with respect to, or change the Stated Maturity of, any Debt Security or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 602;

(4) reduce the premium, if any, payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed;

(5) change any obligation of the Partnership to pay Additional Amounts with respect to any Debt Security;

(6) change the coin or currency or currencies (including composite currencies) in which any Debt Security or any premium, interest or Additional Amounts with respect thereto are payable;

(7) impair the right of any Holder to receive payment of principal of and premium, if any, and interest on or any Additional Amounts with respect to such Holder’s Debt Securities or to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to such Holder’s Debt Securities pursuant to Sections 607 and 608, except as limited by Section 606;

(8) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of this Indenture pursuant to Section 604 or 607 or make any change in this sentence of Section 902;

(9) waive a continuing Default or Event of Default in the payment of principal of, premium (if any) or interest on or Additional Amounts with respect to the Debt Securities; or

(10) release any security that may have been granted in respect of any Debt Securities other than in accordance with this Indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Partnership to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Debt Securities with respect to which such consent is required or sought as of a date identified by the Partnership in a notice furnished to Holders in accordance with the terms of this Indenture.

After an amendment, supplement or waiver under this Section 902 becomes effective, the Partnership shall mail to the Holders of each Debt Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Partnership to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 903. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Debt Securities shall comply in form and substance with the TIA as then in effect.

Section 904. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Debt Security or portion of a Debt Security that evidences the same debt as the consenting Holder’s Debt Security, even if notation of the consent is not made on any Debt Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Debt Security or portion of a Debt Security if the Trustee receives written notice of revocation before a date and time therefor identified by the Partnership in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Partnership may, but shall not be obligated to, fix a record date (which need not comply with TIA Section 316(c)) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Debt Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (1) through (10) of Section 902 hereof. In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Debt Security.

Section 905. Notation on or Exchange of Debt Securities.

If an amendment or supplement changes the terms of an outstanding Debt Security, the Partnership may require the Holder of the Debt Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Debt Security at the request of the Partnership regarding the changed terms and return it to the Holder. Alternatively, if the Partnership so determines, the Partnership in exchange for the Debt Security shall issue and the Trustee shall authenticate, a new Debt Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Debt Security shall not affect the validity of such amendment or supplement.

Debt Securities of any series authenticated and delivered after the execution of any amendment or supplement may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplement.

Section 906. Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive indemnity satisfactory to it, and, subject to Section 701 hereof, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel provided at the expense of the Partnership as conclusive evidence that such amendment or supplement is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Partnership in accordance with its terms.

Article Ten

Subordination of Subordinated Securities

Section 1001. Agreement to Subordinate.

The Partnership covenants and agrees, and each Holder of any Subordinated Security issued hereunder by his acceptance thereof, whether upon original issue or upon transfer or assignment, likewise covenants and agrees, that the principal of (and premium, if any) and interest on each and all of the Subordinated Securities issued hereunder are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

Section 1002. Payment on Dissolution, Liquidation or Reorganization; Default on Senior Indebtedness.

Upon any payment or distribution of assets or securities of the Partnership of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Partnership, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Partnership or otherwise, all principal of (and premium, if any) and interest then due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money’s worth, before the Holders of the Subordinated Securities or the Trustee on their behalf shall be entitled to receive any assets or securities (other than shares of stock of the Partnership as reorganized or readjusted or securities of the Partnership or any other corporation provided for by a plan of reorganization or readjustment, junior to, or the payment of which is subordinated at least to the extent provided in this Article to the payment of, all Senior Indebtedness which may at the time be outstanding or any securities issued in respect thereof under any such plan of reorganization or readjustment) in respect of the Subordinated Securities (for principal, premium or interest). Upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Partnership of any kind or character, whether in cash, property or securities (other than as aforesaid), to which the Holders of the Subordinated Securities or the Trustee on their behalf would be entitled, except for the provisions of this Article, shall be made by the Partnership or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Indebtedness or their representatives to the extent necessary to pay all Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Subordinated Security shall, under the circumstances described in the two preceding sentences, have received any payment or distribution of assets or securities of the Partnership of any kind or character, whether in cash, property or securities (other than as aforesaid) before all Senior Indebtedness is paid in full or payment thereof provided for in money or money’s worth, and if such fact shall then have been made known to the Trustee or, as the case may be, such Holder, then such payment or distribution of assets or securities of the Partnership shall be paid over or delivered forthwith to the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making payment or distribution of assets or securities of the Partnership for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

Subject to the payment in full, in money or money’s worth, of all Senior Indebtedness, the Holders of the Subordinated Securities (together with the holders of any indebtedness of the Partnership which is subordinate in right of payment to the payment in full of all Senior Indebtedness and which is not subordinate in right of payment to the Subordinated Securities) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distribution of assets or securities of the Partnership applicable to Senior Indebtedness until the principal of (and premium, if any) and interest on the Senior Indebtedness shall be paid in full. No such payments or distributions applicable to Senior Indebtedness shall, as between the Partnership, its creditors other than the holders of Senior Indebtedness, and the Holders of the Subordinated Securities, be deemed to be a payment by the Partnership to or on account of the Subordinated Securities, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Subordinated Securities is intended to or shall impair, as between the Partnership and the Holders of Subordinated Securities, the obligation of the Partnership, which is unconditional and absolute, to pay to the Holders of the Subordinated Securities the principal of (and premium, if any) and interest on the Subordinated Securities as and when the same shall become due and payable in accordance with their terms, or to affect (except to the extent specifically provided above in this paragraph) the relative rights of the Holders of the Subordinated Securities and creditors of the Partnership other than the holders of Senior Indebtedness. Nothing contained herein shall prevent the Trustee or the Holder of any Subordinated Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article, of the holders of Senior Indebtedness in respect of assets or securities of the Partnership of any kind or character, whether cash, property or securities, received upon the exercise of any such remedy.

Upon any payment or distribution of assets or securities of the Partnership referred to in this Article, the Trustee and the Holders of the Subordinated Securities shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Trustee or to the Holders of the Subordinated Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Partnership, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

If:

(A) there shall have occurred a default in the payment on account of the principal of (or premium, if any) or interest on or other monetary amounts due and payable on any Senior Indebtedness, or

(B) any other default shall have occurred concerning any Senior Indebtedness which permits the holder or holders thereof to accelerate the maturity of such Senior Indebtedness following notice, the lapse of time, or both, or

(C) during any time Senior Indebtedness is outstanding, the principal of, and accrued interest on, any series of Subordinated Securities shall have been declared due and payable upon an Event of Default pursuant to Section 602 hereof (and such declaration shall not have been rescinded or annulled pursuant to this Indenture);

then, unless and until such default shall have been cured or waived or shall have ceased to exist, or such declaration shall have been waived, rescinded or annulled, no payment shall be made by the Partnership on account of the principal (or premium, if any) or interest on the Subordinated Securities.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative of such holder or a trustee under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued) to establish that such notice has been given by a holder of such Senior Indebtedness or such representative or trustee on behalf of such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article Ten, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

Section 1003. Payment Prior to Dissolution or Default.

Nothing contained in this Article or elsewhere in this Indenture, or in any of the Subordinated Securities, shall prevent (a) the Partnership, at any time except under the conditions described in Section 1002 or during the pendency of any dissolution or winding up or total or partial liquidation or reorganization proceedings therein referred to, from making payments at any time of principal of (or premium, if any) or interest on Subordinated Securities or from depositing with the Trustee or any Paying Agent moneys for such payments, or (b) the application by the Trustee or any Paying Agent of any moneys deposited with it under this Indenture to the payment of or on account of the principal of (or premium, if any) or interest on Subordinated Securities to the Holders entitled thereto if such payment would not have been prohibited by the provisions of Section 1002 on the day such moneys were so deposited.

Notwithstanding the provisions of Section 1001 or any other provision of this Indenture, the Trustee and any Paying Agent shall not be charged with knowledge of the existence of any Senior Indebtedness, or of the occurrence of any default with respect to Senior Indebtedness of the character described in Section 1002, or of any other facts which would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until the Trustee shall have received, no later than three Business Days prior to such payment, written notice thereof from the Partnership or from a holder of such Senior Indebtedness (or a representative of such holder or a trustee under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued) and the Trustee shall not be affected by any such notice which may be received by it on or after such third Business Day.

Section 1004. Securityholders Authorize Trustee to Effectuate Subordination of Securities.

Each Holder of Subordinated Securities by his or her acceptance thereof authorizes and expressly directs the Trustee on his or her behalf to take such action in accordance with the terms of this Indenture as may be necessary or appropriate to effectuate the subordination provisions contained in this Article Ten and to protect the rights of the Holders of Subordinated Securities pursuant to this Indenture, and appoints the Trustee his or her attorney-in-fact for such purpose.

Section 1005. Right of Trustee to Hold Senior Indebtedness.

The Trustee shall be entitled to all of the rights set forth in this Article Ten in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 1006. Article Ten Not to Prevent Events of Default.

The failure to make a payment on account of principal of, premium, if any, or interest on the Subordinated Securities by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of an Event of Default under Section 601 or an event which with the giving of notice or lapse of time, or both, would become an Event of Default or in any way prevent the Holders of Subordinated Securities from exercising any right hereunder other than the right to receive payment on the Subordinated Securities.

Section 1007. No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform and observe only such covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if it shall in good faith (whether mistakenly or otherwise) pay over or distribute to the Holders of Subordinated Securities or the Partnership or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise. Nothing in this Section 1007 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative. Nothing in this Article Ten shall apply to amounts due the Trustee pursuant to Section 607 or any other Section of this Indenture.

Article Eleven

Miscellaneous

Section 1101. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

Section 1102. Notices.

Any notice or communication by the Partnership or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Partnership:

Energy Transfer Partners, L.P.

3738 Oak Lawn Avenue

Dallas, Texas 75219

Attn: Martin Salinas, CFO

Telephone: (214) 981-0720

Facsimile: (214) 981-0701

If to the Trustee:

U.S. Bank National Association

5847 San Felipe, Suite 1050

Houston, Texas 77057

Attn: Corporate Trust Group

Telephone: (713) 278-4321

Facsimile: (713) 278-4329

The Partnership or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notice to the Trustee, it is duly given only when received.

If the Partnership mails a notice or communication to Holders, it shall mail a copy to the others and to the Trustee and each Agent at the same time.

All notices or communications, including without limitation notices to the Trustee or the Partnership by Holders, shall be in writing, except as otherwise set forth herein.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 1103. Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debt Securities. The Partnership, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 1104. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Partnership to the Trustee to take any action under this Indenture, the Partnership shall, if requested by the Trustee, furnish to the Trustee at the expense of the Partnership:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 1105) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 1105 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 1105. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 1106. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 1107. Legal Holidays.

If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 1108. Governing Law.

THIS INDENTURE AND THE DEBT SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 1109. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Partnership or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 1110. Successors.

All agreements of the Partnership in this Indenture and the Debt Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 1111. Severability.

In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

Section 1112. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 1113. Table of Contents, Headings, etc.

The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Energy Transfer Partners, L.P.

By:	/s/ Martin Salinas, Jr.
Name:	Martin Salinas, Jr.
Title:	Chief Financial Officer

U.S. Bank National Association, as Trustee

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Vice President